Item 77Q(1)(d)
StoneCastle Financial Corp.
The following document is included in the Registrant's Amendment No. 2 filed with the SEC on September 16, 2013, (SEC Accession No. 0001193125-13-366978) and is incorporated by reference herein:
Purchase and Sale Agreement between TARP Preferred Holdco I, LLC, TARP Preferred Holdco II, LLC, TARP Preferred Holdco III, LLC, TARP Preferred Holdco IV, LLC, TARP Preferred Holdco V, LLC, TARP Preferred Holdco VI, LLC, and StoneCastle Financial Corp., dated as of August 23, 2013.